EXHIBIT 10.235

DOLLAR THRIFTY AUTOMOTIVE GROUP,  INC.

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

AND DIRECTOR EQUITY PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 9, 2008)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

AND DIRECTOR EQUITY PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 9, 2008)

1.           Establishment and Purpose.

(a)           Establishment.  The Long-Term Incentive Plan was adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, on December 11, 1997, was amended by the First Amendment on September 29, 1998 and was further amended by the Second Amendment on May 25, 2000 (the “Original Plan”).  Effective as of March 23, 2005, the Original Plan was amended and restated in its entirety, and was adopted by shareholders on May 20, 2005.  Effective as of December 9, 2008 the Plan is amended and restated in its entirety.  Grants or awards made under the Original Plan shall continue to be governed by the terms of such grants and awards and the Original Plan.

(b)           Purpose.  The purpose of the Dollar Thrifty Automotive Group, Inc. Amended and Restated Long-Term Incentive Plan and Director Equity Plan is to attract and retain officers and other key employees for Dollar Thrifty Automotive Group, Inc. and its Subsidiaries and to motivate and provide to such persons incentives and rewards for superior performance, and to enhance shareholder value.  The purpose is also to attract and retain Non- Employee Directors and to provide compensation in the form of equity to align their interests with those of shareholders.

2.           Definitions.  As used in this Plan,

(a)           “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)           “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c)           “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee).

(d)           “Change in Control” has the meaning provided in Section 13 of this Plan.

(e)           “Code” means the Internal Revenue Code of 1986, and related Treasury Regulations, as amended from time to time.

(f)           “Common Shares” means the shares of common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(g)           “Company” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

(h)           “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i)           “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j)           “Detrimental Activity” means:

(i)
Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii)
The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(iv)
The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)	Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B)
due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi)
Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(vii)	Conduct by a Participant, including errors, omissions or fraud, that caused or partially caused the need for the restatement of any financial statements or financial results of the Company.

(k)           “Director” means a member of the Board of Directors of the Company.

(l)           “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(m)           “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted, which may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(n)           Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)           “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(p)           “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)           “Incumbent Board” has the meaning set forth in Section 13(a)(v).

(r)           “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of other companies.  The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

1.	earnings before interest and taxes;
2.	earnings before interest, taxes, depreciation and amortization;
3.	net income;
4.	revenues;
5.	earnings per share;
6.	pre-tax profit;
7.	pre-tax profit margin;
8.	cash flow;
9.	return on equity;
10.	return on investment;
11.	return on assets;
12.	stock price;
13.	total shareholder return;
14.	economic value added;
15.	performance against business plan;
16.	customer service;
17.	market share;
18.	profit per vehicle;
19.	employee satisfaction;
20.	quality; and
21.	vehicle utilization.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) of the Code to the Company, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.  Further, on or before the Date of Grant, in connection with the establishment of Management Objectives, the Board may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission.

(s)           “Market Value Per Share” of the Common Shares on a given date shall be based upon either (i) if the Common Shares are listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per Common Share on such date (or, if there was no trading or quotation in the Common Shares on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations or (ii) if the Common Shares are not listed on a national securities exchange or quoted in an interdealer quotation system, the price will be equal to the Company’s fair market value, as determined by the Board in good faith based upon the best available facts and circumstances at the time.

(t)           “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(u)           “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)           “Option Price” means the purchase price payable on exercise of an Option Right.

(w)           “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(x)           “Original Plan” has the meaning set forth in Section 1(a) of this Plan.

(y)           “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan.  The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(z)           “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa)           “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(bb)           “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded or such other value as is determined by the Board pursuant to Section 8 of this Plan.

(cc)           “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

(dd)           “Plan” means this Dollar Thrifty Automotive Group, Inc. Amended and Restated Long-Term Incentive Plan and Director Equity Plan.

(ee)           “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ff)           “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(gg)           “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(hh)           “Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ii)           “Subsidiary” means a corporation, company or other entity (1) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(jj)           “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(kk)           “Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

(ll)           “Voting Stock” means the then-outstanding securities entitled to vote generally in the election of Directors.

3.           Shares Available Under the Plan.

(a)           Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 660,000 Common Shares, plus (i) any Common Shares that remained available for issuance or transfer under the Original Plan, (ii) any Common Shares that remained available for issuance or transfer under the Plan, and (iii) any shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under this Plan or the Original Plan, that expire or are forfeited (including Performance Shares) or are cancelled.  Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder.  Notwithstanding anything to the contrary contained herein: (A) shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all shares covered by an Appreciation Right, to the extent that it is exercised and shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)           Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,500,000 Common Shares; and (ii) during any calendar year, no Participant will be granted:

A.	Option Rights in excess of 285,000 Common Shares;

B.	Appreciation Rights in excess of 285,000 Common Shares;

C.	Performance Shares that specify Management Objectives in excess of 160,000 Common Shares;

D.	Restricted Stock that specifies Management Objectives in excess of 80,000 Common Shares;

E.	Restricted Stock Units that specify Management Objectives in excess of 80,000 Common Shares; and

F.	Performance Units that specify Management Objectives having an aggregate maximum value as of their respective Dates of Grant in excess of $7,100,000.

4.           Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common Shares.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)           Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c)           Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) any other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with this Plan, or (iv) by a combination of such methods of payment.  No fractional Common Shares will be issued or accepted.

(d)           To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)           Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)           Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

(g)           Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights, in which case such grant will specify that, before the Option Rights will become exercisable, the Board must certify that the Management Objectives have been satisfied.

(h)           Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)           The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, provided that any such dividend equivalent shall be structured in such a manner that complies with Section 409A of the Code.

(j)           The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k)           No Option Right will be exercisable more than 10 years from the Date of Grant.

(l)           The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise, to the extent permitted by applicable law; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m)           The Board may substitute, without receiving Participant permission, Appreciation Rights paid only in Common Shares (or Appreciation Rights paid in Common Shares or cash at the Board’s discretion) for outstanding Options provided, that the terms of the substituted Appreciation Rights are the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options.

(n)           Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions as the Board may approve.

(o)           The Board may provide for termination of an Option Right in the case of termination of employment or directorship or any other reason.

(p)           An Option Right granted hereunder may be exercisable, in whole or in part, by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment thereof and otherwise in accordance with the Evidence of Award pursuant to which the Option Right was granted.

5.           Appreciation Rights.

(a)           The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights.  A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)           Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)
Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, inCommon Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

(v)
Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, provided that any such dividend equivalent shall be structured in such a manner that complies with Section 409A of the Code.

(vi)
Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights, in which case such Appreciation Rights will specify that, before the Appreciation Rights will become exercisable, the Board must certify that the Management Objectives have been satisfied.

(vii)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c)           Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(i)
In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which exercise price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted.

(d)	Regarding Free-Standing Appreciation Rights only:

(i)
Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value Per Share on the day immediately preceding the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.           Restricted Stock.  The Board may authorize the grant or sale of Restricted Stock to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)           Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years (which may include pro-rata or graded vesting over such period) to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or other similar or event; provided, however, that the three-year substantial risk of forfeiture period may be reduced in the case of (i) grants to newly hired Participants to replace forfeited awards from a prior employer, (ii) grants that are a form of payment for earned Performance Shares or Performance Units or (iii) grants, as provided in Section 6(e).

(d)           Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)           Any such grant or sale may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.  Each grant or sale may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.  Such grant or sale will specify that, before the Restricted Stock will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(f)           Any such grant or sale may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g)           Each grant or sale will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.  Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Common Shares.

(h)           A Participant may make the election under Section 83(b) of the Code with respect to any award of Restricted Stock.

7.           Restricted Stock Units. The Board may authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)           Each such grant or sale made to a Participant who is (i) an officer or other key employee will be subject to a Restriction Period of not less than three (3) years (which may include pro-rata or graded vesting over such period) or (ii) a Non-Employee Director or not an officer or other key employee will be subject to a Restriction Period of not less than six (6) months, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control, provided that for such purposes a Change in Control shall not be deemed to occur unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor thereto.

(d)           During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e)           Each such grant or sale will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.           Performance Shares and Performance Units.  The Board may authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)           The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than six (6) months), as determined by the Board at the Date of Grant which may be subject to earlier lapse or other modification in the event of a Change in Control or other similar or event; provided, however, that the six-month Performance Period may be reduced in the case of grants to newly hired Participants to replace forfeited awards from a prior employer.

(c)           Any such grant will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.  Such grant will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)           Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)           Any such grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.  Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)           The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares, provided that any such dividend equivalent shall be structured in such a manner that complies with Section 409A of the Code.

(g)           Each such grant will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.           Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.

(a)           Each grant of Option Rights awarded pursuant to this Section 9 will be upon terms and conditions consistent with Section 4 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board.  Each grant will specify an Option Price per share, which will not be less than the Market Value Per Share on the day immediately preceding the Date of Grant.  Each such Option Right granted under this Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:

(i)	Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii)
If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.

(iii)
Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Non-Employee Director for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) (or other consideration authorized pursuant to Section 9(b)) having a value at the time of exercise equal to the total Option Price, (iii) any other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with this Plan, or (iv) by a combination of such methods of payment. No fractional Common Shares will be issued or accepted.

(b)
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(c)           Each grant or sale of Appreciation Rights pursuant to this Section 9 will be upon terms and conditions consistent with Section 5 of this Plan.

(d)           Each grant or sale of Restricted Stock pursuant to this Section 9 will be upon terms and conditions consistent with Section 6 of this Plan.

(e)           Each grant or sale of Restricted Stock Units pursuant to this Section 9 will be upon terms and conditions consistent with Section 7 of this Plan.

(f)           Non-Employee Directors may be granted, sold, or awarded other awards as contemplated by Section 10 of this Plan.

(g)           Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

10.           Other Awards.

(a)           The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Board shall determine the terms and conditions of such awards.  Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b)           Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c)           The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11.           Transferability.

(a)           Except as provided in Section 11(b) and 11(c) below, no Option Right, Appreciation Right or other derivative security granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act).  Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)           Notwithstanding Section 11(a) above, an Option Right, Appreciation Right or other derivative security granted under this Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company.  Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company.  Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(c)           Notwithstanding Section 11(a) above, an Option Right (except with respect to an Incentive Stock Option), Appreciation Right or other derivative security granted under this Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

(d)           The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.           Adjustments.

(a)           The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

(b)           Moreover, in the event of any such transaction or event specified in Section 12(a) above, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.  In the event of any such transaction or event specified in Section 12(a) above, the Board, in its discretion, may also provide for the assumption by another corporation of any or all outstanding awards under this Plan.

(c)           The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

13.           Change in Control.

(a)           For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award, a “Change in Control” will mean if at any time any of the following events will have occurred:

(i)
the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization 60% or less of the combined voting power of the Voting Stock of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

(ii)
the Company sells or otherwise transfers all or substantially all of its assets to another corporation or legal person, and as a result of such sale or transfer, 60% or less of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(iii)
the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Voting Stock then outstanding after giving effect to such acquisition; or

(iv)
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board;

provided, however, notwithstanding the Section l3(a)(iii) above, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of Section 13(a)(iii) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise.

(b)           In the event of a Change in Control affecting the Company, then, notwithstanding any provision of this Plan to the contrary, unless otherwise expressly determined in an Evidence of Award entered into between the Company and any Participant, all awards that have not expired and which are then held by any Participant (or the person or persons to whom any deceased Participant’s rights have been transferred) shall, as of such Change in Control, become fully and immediately vested and, with respect to Option Rights, exercisable and may be exercised for the remaining term of the Option Right.  Notwithstanding the foregoing, no acceleration shall occur with respect to Restricted Stock Units or other awards to the extent they are subject to Section 409A of the Code unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor thereto.

14.           Fractional Shares.  The Company will not be required to issue any fractional Common Shares pursuant to this Plan.  The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

15.           Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

16.           Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.           Administration of the Plan.

(a)           This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the compensation committee of the Board (or committee or a subcommittee consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the rules of the New York Stock Exchange), as constituted from time to time.  To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.  A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)           To the extent of any delegation by the Board of its authority to administer the Plan to the committee (or subcommittee), as set forth in Section 17(a) of this Plan, such committee (or subcommittee) shall have full discretionary authority in all matters relating to the discharge of its responsibilities under this Plan, including, without limitation, its exercise of negative discretion in determining the size of an award if the Management Objective has been achieved, if in the committee’s (or subcommittee’s) sole judgment, such application is appropriate in order to act in the best interests of the Company and its shareholders.  The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award, and any determination by the Board pursuant to any provision of this Plan or of any such Evidence of Award, shall be final and conclusive.  No member of the Board will be liable for any such action or determination made in good faith.

(c)           The Board or, to the extent of any delegation as provided in Section 17(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under this Plan.  The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; and (b) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

18.           Amendments, Etc.

(a)           The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b)           The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price.  Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company.  This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)           The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan.  The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d)           The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(e)           In case of termination of employment by reason of death, Disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except to the extent, with respect to awards subject to Section 409A of the Code, such acceleration would result in a violation of Section 409A of the Code.

(f)           This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(g)           To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(h)           The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above no such amendment shall impair the rights of any holder without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.           Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a)           Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(b)           With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)	The Market Value Per Share of the Common Shares on the date of such acquisition, and

(ii)	Any amount actually paid therefor by the Participant pursuant to this Plan.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

20.           Governing Law.  This Plan and all grants and awards and actions taken thereunder shall he governed by and construed in accordance with the internal substantive laws of the State of Delaware.

21.           Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.           Compliance with Section 409A of the Code; Awards to Specified Employees.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”).  Notwithstanding anything herein or in any grant agreement or other documentation related to an award to the contrary, to the extent that any award subject to Section 409A is payable in connection with the Participant’s separation from service and at the time of the separation from service the Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) then such payment shall be made on the first business day of the first calendar month that begins after the six-month anniversary of the separation from service or, if earlier, on the date of the Participant’s death.  Any provision of this Plan that would cause an award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by the Guidance).

23.           General Provisions.

(a)           No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(b)           Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except with respect to awards subject to Section 409A of the Code, and to the extent the absence or leave would be considered a separation from service pursuant to Section 409A of the Code.  No awards may be granted to an employee while he or she is absent on leave.

(c)           No Participant shall have any rights as a shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 9, 2008 and originally adopted by the stockholders of DTAG on May 20, 2005 (the “Plan”), is hereby amended as follows effective March 31, 2009:

1.           By deleting Section 18(b) in its entirety and replacing it with the following:

“(b)  The Board will not, without the further approval of the Shareholders of the Company, authorize the amendment of any Option Right or Appreciation Right to reduce the Option Price or the Base Price, respectively.  Furthermore, no Option Right or Appreciation Right will be cancelled and replaced with cash or awards having a lower Option Price or Base Price, as applicable, without further approval of the Shareholders of the Company.  This Section 18(b) is intended to prohibit the re-pricing of “underwater” Option Rights and/or Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of the Plan.”

2.           By deleting the first sentence of Section 18(h) and replacing it with the following:

“(h)  The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, subject to the restrictions set forth in Section 12  and Section 18(b) above, and no amendment shall impair the rights of any holder without his or her consent.”

This First Amendment (the “First Amendment”) was approved by the Board of Directors of DTAG effective March 31, 2009.

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 9, 2008 and amended by the Board effective March 31, 2009, and originally adopted by the stockholders of DTAG on May 20, 2005 (the “Plan”), is hereby amended as follows effective March 16, 2009, subject to stockholder approval as provided below:

1.	By deleting the first sentence of Section 3(a) of the Plan in its entirety and replacing it with the following:

“(a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 1,300,000 Common Shares, plus (i) any Common Shares that remain available for issuance or transfer under the Plan, and (ii) any shares relating to awards heretofore or hereafter made under the Plan, that expire or are forfeited (including Performance Shares) or are cancelled.”

This Second Amendment (the “Second Amendment”) was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on March 16, 2009.  This Second Amendment shall become effective and operative if, and only if, (a) a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders of DTAG to be held on May 14, 2009 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after March 16, 2009 are in favor of this Second Amendment, and (b) the total number of votes actually cast on this Second Amendment represent more than 50% in interest of all stockholders entitled to vote on this Second Amendment.  A failure to obtain such a vote within such time shall make all provisions of this Second Amendment null and void from inception.